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                                                                    EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                               R ACQUISITION, INC

                                   ARTICLE I.

        The name of this Corporation is R Acquisition, Inc.

                                   ARTICLE II.

        The address of the registered office of the Corporation in the State of Delaware is 9 East Lookerman Street Suite 214, Dover, DE, 19901 and the name of the registered agent at that address is Capitol Services, Inc. .

                                  ARTICLE III.

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV.

        The name of the Corporation's incorporator is Helen M. Powers and the incorporator's mailing address is Brobeck, Phleger & Harrison, One Market, Spear Street Tower, San Francisco, CA 94105.

                                   ARTICLE V.

        This Corporation is authorized to issue one class of stock, to be designated "Common Stock." The total number of shares of Common Stock which the Corporation is authorized to issue is One Thousand (1,000) shares, par value $0.01 per share.

                                   ARTICLE VI.

        The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under Delaware law.

        To the fullest extent permitted by applicable law, the Corporation is authorized to provide indemnification of (and advancement of expenses to) directors, officers, employees and other agents of this corporation (and any other persons to which the Delaware law permits this corporation to provide indemnification), through Bylaw provision, agreements with any such director, officer, employee or other agent or other


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person, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others.

                                  ARTICLE VII.

        The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

                                  ARTICLE VIII.

        Election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                   ARTICLE IX.

        The number of directors which shall constitute the whole Board of Directors shall be fixed from time to time by, or in the manner provided in, the Bylaws or in an amendment thereof duly adopted by the Board of Directors or by the stockholders.

                                   ARTICLE X.

        Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE XI.

        Except as otherwise provided in this Certificate of Incorporation, in furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind any or all of the Bylaws of the Corporation.

                                  ARTICLE XII.

        The Corporation expressly elects not to be governed by Section 203 of the Delaware General Corporation Law.


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        IN WITNESS WHEREOF, the undersigned has signed this Certificate of
Incorporation this 27th day of July, 1998.


                                    /s/ HELEN M. POWERS
                                    -----------------------------------
                                    Helen M. Powers,
                                    Incorporator